Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Permian Resources Corporation, of our report dated March 8, 2023, relating to the consolidated financial statements of Earthstone Energy, Inc., appearing in the Current Report on Form 8-K of Permian Resources Corporation dated September 19, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Houston, Texas

November 8, 2023